Exhibit 99.1

FOR:	Jarden Corporation

CONTACT:	Trisha Mount
SVP, Chief Integration Officer
914-967-9400

Investor Relations: Erica Pettit
Press: Evan Goetz/ Megan Crudele
FD
212-850-5600

FOR IMMEDIATE RELEASE

JARDEN REPORTS RECORD SECOND QUARTER 2011 RESULTS

8% net sales growth led by Jarden Outdoor Solutions

RYE, N.Y., July 27, 2011-Jarden Corporation (NYSE:JAH), a global branded consumer products leader, today reported its financial results for the three and six months ended June 30, 2011.

For the three months ended June 30, 2011, net sales increased 8% to $1.7 billion compared to $1.5 billion for the same period in the previous year. For the three months ended June 30, 2011, the Company recorded net income of $73.9 million, or $0.83 per diluted share, compared to net income of $38.4 million, or $0.43 per diluted share, for the same period in 2010. On a non-GAAP basis, adjusted net income for the three months ended June 30, 2011 was $79.7 million, or $0.89 per diluted share, compared to $75.4 million, or $0.84 per diluted share, for the same period in 2010.

For the six months ended June 30, 2011, net sales increased 15% to $3.2 billion compared to $2.7 billion for the same period in the previous year. For the six months ended June 30, 2011, the Company recorded net income of $92.9 million, or $1.04 per diluted share, compared to a net loss of $20.6 million, or ($0.23) per share, in the six months ended June 30, 2010. On a non-GAAP basis, adjusted net income was $115.1 million, or $1.29 per diluted share, for the six months ended June 30, 2011, compared to $97.7 million, or $1.08 per diluted share, for the six months ended June 30, 2010. The six months ended June 30, 2010 include the results from the Mapa Spontex acquisition since April 1, 2010.

Please see the schedule accompanying this release for a reconciliation of non-GAAP segment earnings, adjusted net income, adjusted diluted earnings per share and organic net sales growth to the comparable GAAP measures.

“Jarden continued to deliver strong sales growth and record earnings in the second quarter,” said Martin E. Franklin, Executive Chairman. “We completed our long-term global strategic planning meeting last week and we believe that we are on track to achieve our goal of $5 adjusted earnings per share by the end of 2014. Our robust pipeline of new products across each of our operating segments, coupled with our authentic, trusted brands and dedicated workforce, lays the foundation for this future growth. I am excited about the future of our business and am proud to report that during 2011 we have won a significant number of industry product awards which can be viewed on our website.”

James E. Lillie, Chief Executive Officer commented, “Jarden successfully managed a volatile and difficult macroeconomic environment during the quarter and delivered strong top and bottom line performance. These results were driven by excellent sales in our Outdoor Solutions segment and a strong overall performance in our Consumer Solutions segment. Retail POS continued to improve in June, after a soft start to the quarter, and this positive momentum has continued through July, helped by the favorable weather particularly in the United States.”

The Company will be holding a conference call at 4:30 p.m. (EDT) today, July 27, 2011, to further discuss its second quarter results. To listen to the call by telephone, please dial 800-753-0343 (domestic) or 913-905-1087 (international) and provide passcode: 4613739. The call will be simultaneously webcast at www.jarden.com. Supplemental information can be found in the For Investors section of the Company’s website. A replay of the call and webcast will be available for three weeks shortly after completion of the live call. To access the replay, call 888-203-1112 (domestic) or 719-457-0820 (international) and provide passcode: 4613739 or visit www.jarden.com.

Jarden Corporation is a leading provider of global consumer products with a portfolio of over 100 trusted, quality brands sold in more than 100 countries. Jarden operates in three primary business segments through a number of well recognized brands, including: Outdoor Solutions: Abu Garcia®, Aero®, Berkley®, Campingaz® and Coleman®, ExOfficio®, Fenwick®, Gulp!®, K2®, Marker®, Marmot®, Mitchell®, Penn®, Rawlings®, Shakespeare®, Stearns®, Stren®, Trilene®, Völkl® and Zoot®; Consumer Solutions: Bionaire®, Crock-Pot®, FoodSaver®, Health o meter®, Holmes®, Mr. Coffee®, Oster®, Patton®, Rival®, Seal-a-Meal®, Sunbeam®, VillaWare® and White Mountain®; and Branded Consumables: Ball®, Bee®, Bicycle®, Billy Boy®, Crawford®, Diamond®, Dicon®, Fiona®, First Alert®, First Essentials®, Forster®, Hoyle®, Kerr®, Lehigh®, Leslie-Locke®, Lillo®, Loew Cornell®, Mapa®, NUK®, Pine Mountain®, Quickie®, Spontex® and Tigex®. Headquartered in Rye, N.Y., Jarden ranks #379 on the Fortune 500 and has over 25,000 employees worldwide. For in-depth information about Jarden, please visit www.jarden.com.

Note: This news release contains “forward-looking statements” within the meaning of the federal securities laws and is intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s adjusted earnings per share, the outlook for the Company’s markets and the demand for its products, estimated sales, segment earnings, earnings per share, cash flows from operations, consistent profitable growth, free cash flow, future revenues and gross, operating and EBITDA margin improvement requirement and expansion, organic net sales growth, the success of new product introductions, growth in costs and expenses, the impact of commodities, currencies and transportation costs and the Company’s ability to manage its risk in these areas, repurchase of shares of common stock from time to time under the Company’s stock repurchase program, and the impact of acquisitions, divestitures, restructurings, and other unusual items, including the Company’s ability to integrate and obtain the anticipated results and synergies from its consummated acquisitions. These projections and statements are based on management’s estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause results to vary is included in the Company’s periodic and other reports filed with the Securities and Exchange Commission.

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(In millions, except earnings per share)

	Three months ended
	June 30, 2011			June 30, 2010
	As Reported (GAAP)	Adjustments (1)(3)	Adjusted (non-GAAP) (1)(3)	As Reported (GAAP)	Adjustments (1)(3)	Adjusted (non-GAAP) (1)(3)

Net sales	$1,673.8	$—	$1,673.8	$1,547.5	$—	$1,547.5

Cost of sales	1,196.3	—	1,196.3	1,135.9	(25.3)	1,110.6

Gross profit	477.5	—	477.5	411.6	25.3	436.9

Selling, general and administrative expenses	312.6	(4.7)	307.9	273.9	2.2	276.1

Impairment of goodwill and other intangible assets	—	—	—	18.3	(18.3)	—

Operating earnings	164.9	4.7	169.6	119.4	41.4	160.8

Interest expense, net	46.0	—	46.0	43.9	—	43.9

Income before taxes	118.9	4.7	123.6	75.5	41.4	116.9

Income tax provision	45.0	(1.1)	43.9	37.1	4.4	41.5

Net income	$73.9	$5.8	$79.7	$38.4	$37.0	$75.4

Earnings per share:

Basic	$0.83		$0.90	$0.43		$0.84

Diluted	$0.83		$0.89	$0.43		$0.84

Weighted average shares outstanding:

Basic	88.6		88.6	89.2		89.2

Diluted	89.1		89.1	90.0		90.0

See Notes to Earnings Release attached

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(In millions, except earnings per share)

	Six months ended
	June 30, 2011			June 30, 2010
	As Reported (GAAP)	Adjustments (1)(3)	Adjusted (non-GAAP) (1)(3)	As Reported (GAAP)	Adjustments (1)(3)	Adjusted (non-GAAP) (1)(3)

Net sales	$3,157.2	$—	$3,157.2	$2,736.6	$—	$2,736.6

Cost of sales	2,277.9	(6.7)	2,271.2	2,015.9	(25.3)	1,990.6

Gross profit	879.3	6.7	886.0	720.7	25.3	746.0

Selling, general and administrative expenses	625.7	(9.4)	616.3	611.7	(101.4)	510.3

Impairment of goodwill and other intangible assets	—	—	—	18.3	(18.3)	—

Operating earnings	253.6	16.1	269.7	90.7	145.0	235.7

Interest expense, net	91.1	—	91.1	84.1	—	84.1

Loss on early extinguishment of debt	12.8	(12.8)	—	—	—	—

Income before taxes	149.7	28.9	178.6	6.6	145.0	151.6

Income tax provision	56.8	6.7	63.5	27.2	26.7	53.9

Net income (loss)	$92.9	$22.2	$115.1	$(20.6)	$118.3	$97.7

Earnings (loss) per share:

Basic	$1.05		$1.30	$(0.23)		$1.09

Diluted	$1.04		$1.29	$(0.23)		$1.08

Weighted average shares outstanding:

Basic	88.8		88.8	89.2		89.2

Diluted	89.3		89.3	89.2		90.1

See Notes to Earnings Release attached

JARDEN CORPORATION

CONSOLIDATED BALANCE SHEETS (Unaudited)

(in millions)

	June 30, 2011	June 30, 2010	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$494.6	$409.9	$695.4
Accounts receivable, net	1,110.8	1,052.5	1,067.7
Inventories	1,583.6	1,287.5	1,294.6
Deferred taxes on income	157.0	184.8	166.5
Prepaid expenses and other current assets	175.6	161.6	146.6

Total current assets	3,521.6	3,096.3	3,370.8

Property, plant and equipment, net	646.8	631.6	658.9
Goodwill	1,758.1	1,625.3	1,752.4
Intangible assets, net	1,180.5	1,028.8	1,182.6
Other assets	129.8	119.0	128.3

Total assets	$7,236.8	$6,501.0	$7,093.0

Liabilities and stockholders’ equity
Current liabilities:
Short-term debt and current portion of long-term debt	$164.1	$525.1	$434.6
Accounts payable	653.6	597.2	573.3
Accrued salaries, wages and employee benefits	171.8	170.6	180.2
Taxes on income	23.8	36.1	27.9
Other current liabilities	481.8	443.8	461.2

Total current liabilities	1,495.1	1,772.8	1,677.2

Long-term debt	3,033.7	2,362.3	2,806.0
Deferred taxes on income	461.8	344.8	458.7
Other non-current liabilities	311.1	337.3	330.6

Total liabilities	5,301.7	4,817.2	5,272.5

Total stockholders’ equity	1,935.1	1,683.8	1,820.5

Total liabilities and stockholders’ equity	$7,236.8	$6,501.0	$7,093.0

See Notes to Earnings Release attached

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in millions)

	Three months ended		Six months ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Cash flows from operating activities:
Net income (loss)	$73.9	$38.4	$92.9	$(20.6)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	41.3	35.6	81.4	66.5
Venezuela hyperinflationary and devaluation charges	—	—	—	78.1
Impairment of goodwill and other intangible assets	—	18.3	—	18.3
Debt extinguishment costs	—	—	12.8	—
Other non-cash items	31.7	21.1	43.1	3.5
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	39.9	(40.3)	(8.6)	(64.3)
Inventory	(75.8)	(100.1)	(259.2)	(206.2)
Accounts payable	28.5	70.0	67.3	141.6
Other current assets and liabilities	3.1	30.0	(54.4)	(18.8)

Net cash provided by (used in) operating activities	142.6	73.0	(24.7)	(1.9)

Cash flows from financing activities:
Net change in short-term debt	(3.4)	(1.9)	2.7	7.7
Proceeds from issuance of senior debt	—	—	1,025.0	486.1
Payments on long-term debt	(8.1)	(2.8)	(1,095.0)	(255.5)
Proceeds from issuance of stock, net of transaction fees	1.1	(0.7)	4.7	3.7
Repurchase of common stock and shares tendered for taxes	(8.8)	(20.6)	(44.7)	(27.7)
Debt issuance costs	(1.9)	—	(12.1)	(12.6)
Dividends paid	(7.7)	(7.4)	(15.0)	(14.1)
Other, net	2.2	(5.0)	2.2	(5.0)

Net cash (used in) provided by financing activities	(26.6)	(38.4)	(132.2)	182.6

Cash flows from investing activities:
Additions to property, plant and equipment	(24.1)	(49.8)	(51.1)	(64.6)
Acquisition of businesses, net of cash acquired, and earnout payments	—	(504.1)	—	(508.6)
Other	(10.6)	(1.0)	(9.6)	9.0

Net cash used in investing activities	(34.7)	(554.9)	(60.7)	(564.2)

Effect of exchange rate changes on cash and cash equivalents	7.7	(20.8)	16.8	(34.0)

Net increase (decrease) in cash and cash equivalents	89.0	(541.1)	(200.8)	(417.5)
Cash and cash equivalents at beginning of period	405.6	951.0	695.4	827.4

Cash and cash equivalents at end of period	$494.6	$409.9	$494.6	$409.9

See Notes to Earnings Release attached

JARDEN CORPORATION

NET SALES AND OPERATING EARNINGS BY SEGMENT (Unaudited)

(in millions)

	Outdoor Solutions	Consumer Solutions	Branded Consumables	Process Solutions	Intercompany Eliminations (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated

Three months ended June 30, 2011
Net sales	$772.8	$389.2	$434.1	$92.3	$(14.6)	$1,673.8	$—	$1,673.8

Segment earnings (loss)	$118.9	$51.0	$59.9	$9.6	$—	$239.4	$(33.2)	$206.2

Adjustments to reconcile to reported operating earnings (loss):
Depreciation and amortization	(15.3)	(7.5)	(14.9)	(3.0)	—	(40.7)	(0.6)	(41.3)

Operating earnings (loss)	$103.6	$43.5	$45.0	$6.6	$—	$198.7	$(33.8)	$164.9

	Outdoor Solutions	Consumer Solutions	Branded Consumables	Process Solutions	Intercompany Eliminations (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated

Three months ended June 30, 2010
Net sales	$695.8	$381.1	$384.9	$100.0	$(14.3)	$1,547.5	$—	$1,547.5

Segment earnings (loss)	$113.4	$43.4	$55.9	$11.9	$—	$224.6	$(32.6)	$192.0

Adjustments to reconcile to reported operating earnings (loss):
Transaction costs	—	—	—	—	—	—	6.6	6.6
Impairment of goodwill and other intangible assets	—	—	(18.3)	—	—	(18.3)	—	(18.3)
Fair value adjustment to inventory	—	—	(25.3)	—	—	(25.3)	—	(25.3)
Depreciation and amortization	(15.7)	(6.7)	(10.0)	(2.9)	—	(35.3)	(0.3)	(35.6)

Operating earnings (loss)	$97.7	$36.7	$2.3	$9.0	$—	$145.7	$(26.3)	$119.4

(a)	Intersegment sales are recorded at cost plus an agreed-upon intercompany profit on intersegment sales.

JARDEN CORPORATION

NET SALES AND OPERATING EARNINGS BY SEGMENT (Unaudited)

(in millions)

	Outdoor Solutions	Consumer Solutions	Branded Consumables	Process Solutions	Intercompany Eliminations (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated

Six months ended June 30, 2011
Net sales	$1,450.3	$736.0	$820.1	$181.3	$(30.5)	$3,157.2	$—	$3,157.2

Segment earnings (loss)	$183.6	$97.6	$107.3	$19.4	$—	$407.9	$(67.6)	$340.3

Adjustments to reconcile to reported operating earnings (loss):
Fair value adjustment to inventory	—	—	(5.3)	—	—	(5.3)	—	(5.3)
Depreciation and amortization	(30.0)	(14.7)	(29.5)	(6.0)	—	(80.2)	(1.2)	(81.4)

Operating earnings (loss)	$153.6	$82.9	$72.5	$13.4	$—	$322.4	$(68.8)	$253.6

	Outdoor Solutions	Consumer Solutions	Branded Consumables	Process Solutions	Intercompany Eliminations (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated

Six months ended June 30, 2010
Net sales	$1,310.0	$718.5	$553.9	$181.7	$(27.5)	$2,736.6	$—	$2,736.6

Segment earnings (loss)	$169.2	$89.5	$72.8	$20.4	$—	$351.9	$(58.5)	$293.4

Adjustments to reconcile to reported operating earnings (loss):
Transaction costs	—	—	—	—	—	—	(14.5)	(14.5)
Venezuela hyperinflationary and devaluation charges	—	—	—	—	—	—	(78.1)	(78.1)
Impairment of goodwill and other intangible assets	—	—	(18.3)	—	—	(18.3)	—	(18.3)
Fair value adjustment to inventory	—	—	(25.3)	—	—	(25.3)	—	(25.3)
Depreciation and amortization	(31.6)	(13.6)	(15.0)	(5.8)		(66.0)	(0.5)	(66.5)

Operating earnings (loss)	$137.6	$75.9	$14.2	$14.6	$—	$242.3	$(151.6)	$90.7

(a)	Intersegment sales are recorded at cost plus an agreed-upon intercompany profit on intersegment sales.

Jarden Corporation

Notes to Earnings Release

Note 1: Adjustments relate to items that are excluded from the “As Reported” results to arrive at the “Adjusted” results for the three and six months ended June 30, 2011 and 2010. For the three months ended June 30, 2011, adjustments to net income consist of $4.7 million of amortization of acquired intangible assets. Also, included in the adjustments to net income for the three months ended June 30, 2011 is the tax benefit adjustment of $1.1 million which reflects the normalization of the adjusted results to the Company’s estimated 35.5% effective tax rate.

For the three months ended June 30, 2010, adjustments to net income consist of $25.3 million of manufacturer’s profit in inventory charged to cost of sales which is the purchase accounting fair value adjustment to inventory primarily associated with the Mapa Spontex acquisition; $18.3 million impairment charge to goodwill and various tradenames within Branded Consumables resulting from the decline in forecasted revenue from a major customer; $10.1 million of mark-to-market net gain primarily associated with the Company’s Euro-denominated debt; $3.5 million of transaction costs primarily associated with the Mapa Spontex acquisition; and $4.4 million of amortization of acquired intangible assets. Also, included in the adjustments to net income for the three months ended June 30, 2010 is the tax provision adjustment of $4.4 million which reflects the normalization of the adjusted results to the Company’s estimated 35.5% effective tax rate.

For the six months ended June 30, 2011, adjustments to net income consist of $6.7 million primarily associated with the manufacturer’s profit in inventory charged to cost of sales which is the purchase accounting fair value adjustment to inventory associated with the Quickie acquisition and $9.4 million of amortization of acquired intangible assets. Also, included in the adjustments to net income for the six months ended June 30, 2011 is the tax provision adjustment of $6.7 million which reflects the normalization of the adjusted results to the Company’s estimated 35.5% effective tax rate.

For the six months ended June 30, 2010, adjustments to net income consist of a $25.3 million of manufacturer’s profit in inventory charged to cost of sales which is the purchase accounting fair value adjustment to inventory primarily associated with the Mapa Spontex acquisition; $21.5 million non-cash charge associated with the devaluation of the Venezuelan Bolívar and an additional $56.6 million non-cash charge related to changing the functional currency of the Company’s Venezuela subsidiary from Bolívar to the U.S. dollar in accordance with recent guidance from the SEC; $24.6 million of transaction costs primarily associated with the Mapa Spontex acquisition; $18.3 million impairment charge to goodwill and various tradenames resulting from the decline in forecasted revenue from a major customer; $10.1 million of mark-to-market net gain primarily associated with the Company’s Euro-denominated debt; and $8.8 million of amortization of acquired intangible assets. Also, included in the adjustments to net income for the six months ended June 30, 2010 is the tax provision adjustment of $26.7 million which reflects the normalization of the adjusted results to the Company’s estimated 35.5% effective tax rate.

Note 2: Organic net sales growth is a non-GAAP measure of net sales growth excluding the impacts of foreign exchange and significant acquisitions from year over year comparisons. The Company believes this measure provides investors with a more complete understanding of the underlying sales trends by providing net sales on a consistent basis. Organic net sales growth is also one of the measures used by management to analyze operating performance. The following table provides a reconciliation of organic net sales growth for the three and six months ended June 30, 2011:

	Three months ended June 30, 2011	Six months ended June 30, 2011
Reconciliation of Non- GAAP measure

Net sales growth	8.2%	15.4%

Foreign exchange impacts	(3.5%)	(2.4%)
Less: Acquisitions	(4.4%)	(11.4%)

Organic net sales growth	0.3%	1.6%

Note 3: This earnings release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Pursuant to the requirements of Regulation G, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP measures are provided because management of the Company uses these financial measures in maintaining and evaluating the Company’s ongoing financial results and trends. Management uses this non-GAAP information as an indicator of business performance, and evaluates overall management with respect to such indicators. Additionally, the Company uses non-GAAP financial measures because the Company’s credit agreement provides for certain adjustments in calculations used for determining whether the Company is in compliance with certain credit agreement covenants, including, but not limited to, adjustments relating to non-cash purchase accounting adjustments, non-cash impairment charge of goodwill and other intangible assets, certain reorganization and acquisition-related integration costs, transaction costs, other items, non-cash Venezuela hyperinflationary and devaluation charges, mark-to-market net impact of non-hedged Euro-denominated debt, non-cash stock-based compensation costs and loss on early extinguishment of debt. These non-GAAP measures should be considered in addition to, but not as a substitute for, measures of financial performance prepared in accordance with GAAP.

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